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                     MCGLADREY & PULLEN, LLP

          Certified Public Accountants and Consultants



                                  Exhibit 11





         We hereby consent to the use of our report dated January 18, 1997 on the financial statements of Sequoia Fund, Inc. referred to therein in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A, File No. 2-35566, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption
"Custodian, Counsel and Independent Accountants."



                             /S/  McGladrey & Pullen, LLP
                             _______________________________
                             McGladrey & Pullen, LLP


New York, New York
April 23, 1997





















69900020.AR9